Exhibit 99.1

Century Issues WARN Notice at Mt. Holly, SC Smelter
Plant to be Curtailed Unless New Power Arrangement Reached

Chicago, October 20, 2020 (GLOBE NEWSWIRE) -- Century Aluminum of South Carolina, a wholly-owned subsidiary of Century Aluminum Company (NASDAQ: CENX), today issued a notice to employees at its Mt. Holly, South Carolina aluminum smelter of its intent to curtail plant operations if the smelter is unable to secure a competitively priced power arrangement to deliver energy to the plant. The announcement was made pursuant to the federal Working Adjustment and Retraining Notification Act (WARN).

If a competitively priced power arrangement cannot be secured, Century Aluminum of South Carolina will curtail 100% of smelter operations by no later than December 31, 2020, when its current power contract with the South Carolina Public Service Authority (also known as Santee Cooper) expires. Santee Cooper’s rates are the highest offered to any U. S. smelter and nearly twice as high as Century would be able to obtain on the open market.

"Mt. Holly is the newest, most efficient and, except for its power costs, the lowest cost aluminum smelter in the United States, with a dedicated and highly skilled workforce and a reputation for quality production as assessed by a world class customer base," commented Michael Bless, Century Aluminum Company President and Chief Executive Officer. "The closure of Mt. Holly would be a distressing and totally unnecessary tragedy for our 295 employees, their families and the broader community in South Carolina. With competitively priced power, Mt. Holly would return to full capacity, employing 600 persons, supporting over 2,000 total jobs and creating $1 billion in economic activity."

Mr. Bless continued, "The loss of one of the last six primary aluminum smelters in the U.S. would irreparably harm our country's ability to produce this critical material. The Administration has sought to address the worst effects of unfair foreign competition and illegal subsidies that foreign governments provide to their companies; many of these subsidies are in the form of below-market power contracts. With access to competitive (not subsidized) market-based power, smelters in this country can and do compete vigorously on the world stage and expand their footprints; our plants in Kentucky are prime examples of this truism. Tragically, the situation in South Carolina represents the inverse, as Mt. Holly is effectively being required to pay a significantly above-market power price in the state."

"We are willing to pursue any route that leads to a market-based power price for Mt. Holly," concluded Mr. Bless. “As we have said before, with market-based power all 295 jobs at Mt. Holly would be retained, an objective made even more critical during the uncertain times that lie ahead. Mt. Holly could begin the process of bringing the plant back to full production, eventually employing 600 people. Over $1 billion in economic activity in South Carolina would be protected. Lastly, a vital national resource would be preserved. We hope and pray that a rational assessment of such an arrangement and its results will lead to a result benefitting all."

About Century Aluminum Company

Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Chicago, IL. Visit www.centuryaluminum.com for more information.

Cautionary Statement

This press release and statements made by Century Aluminum Company management on the quarterly conference call contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words "believe," "expect," "hope," "target," "anticipate," "intend," "plan," "seek," "estimate," "potential," "project," "scheduled," "forecast" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," "might," or "may." Our forward-looking statements include, without limitation, statements with respect to: our plans and expectations with respect to the future operation of our Mt. Holly smelter, including any plans and expectations to curtail or restart production and the future effects of any such actions, including expected future profitability and employee projections; our ability to successfully obtain a competitive power arrangement for Mt. Holly, and the potential benefits we or others might receive or potential detriments we or others may incur if we are or are not successful in such efforts; the impact of

Section 232 relief, including tariffs or other trade remedies, the extent to which any such remedies may be changed; and the future financial and operating performance of Century and its subsidiaries.

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K, quarterly reports on Form 10-Q and in other filings made with the Securities and Exchange Commission. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause actual results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, investors are cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact
Peter Trpkovski
(Investors and media)
312-696-3132

Source: Century Aluminum Company